UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2016

CARDCONNECT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36846	46-5380892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Continental Drive, Suite 300, King of Prussia, PA	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (484) 581-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 28, 2016, CardConnect Corp. (the “Company”) held an annual meeting of stockholders. At the annual meeting, stockholders voted on the following matters: (1) the election of seven directors to serve until the next meeting of stockholders in 2017, (2) a proposal the selection of Marcum LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016; and (3) a proposal to approve an amendment and restatement of the CardConnect Corp. 2016 Omnibus Equity Compensation Plan to increase the number of shares of the Company’s common stock authorized for issuance under such plan from 3,796,296 shares to 4,796,296 shares. The results of the stockholders’ votes are reported below:

1.	With respect to the election of the following nominees as directors to serve until the next annual meeting of the Company’s stockholders in 2017, the votes were as follows:

NOMINEE	FOR	WITHHOLD
Peter Burns	21,997,515	55,271
Betsy Cohen	20,822,219	1,230,567
Toos Daruvala	21,997,515	55,271
Richard Garman	21,234,990	817,796
Jeffrey Shanahan	21,235,190	817,596
Ronald Taylor	21,997,515	55,271
Christopher Winship	21,234,990	817,796

2.	With respect to the approval of the selection of Marcum LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016, the votes were as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES
22,050,467	2,310	9	0

3.	With respect to the approval of an amendment and restatement of the CardConnect Corp. 2016 Omnibus Equity Compensation Plan to increase the number of shares of the company’s common stock authorized for issuance under such plan from 3,796,296 shares to 4,796,296 shares, the votes were as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES
21,092,113	460,664	500,009	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDCONNECT CORP.

Dated: October 28, 2016	By:	/s/ Jeffrey Shanahan
	Name:	Jeffrey Shanahan
	Title:	Chief Executive Officer and President

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